Exhibit 99.2

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

FOR THE PERIOD FROM FEBRUARY 1, 2011 TO DECEMBER 31, 2011,

THREE MONTHS ENDED MARCH 31, 2012

AND THE PERIOD FROM FEBRUARY 1, 2011 TO MARCH 31, 2011

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Halcón Resources Corporation:

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties purchased by Halcón Resources Corporation (the “Company”), from CH4 Energy II, LLC, Petromax Leon, LLC, Petro Texas LLC, U.S. KingKing, LLC, Calbri Energy Inc. and other minority interest owners (the “Sellers”) for the period from February 1, 2011 through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased by Halcón Resources Corporation from the Sellers for the period from February 1, 2011 through December 31, 2011 in conformity with accounting principles generally accepted in the United States.

/s/ UHY LLP

Houston, Texas

June 21, 2012

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

	Three Months Ended March 31, 2012	Period from February 1, 2011 to March 31, 2011	Period from February 1, 2011 to December 31, 2011
	(Unaudited)
REVENUES
Oil	$14,437,521	$904,328	$16,531,478
Gas	88,051	1,806	118,486
Natural Gas Liquids	441,053	5,227	462,321

TOTAL REVENUES	14,966,625	911,361	17,112,285

DIRECT OPERATING EXPENSES
Production Taxes	655,238	37,852	739,779
Lease Operating Expenses	982,138	37,824	902,211

TOTAL DIRECT OPERATING EXPENSES	1,637,376	75,676	1,641,990

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$13,329,249	$835,685	$15,470,295

See accompanying Notes to Statements of Revenues and Direct Operating Expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION FOR THE PERIOD FROM FEBRUARY 1, 2011 TO DECEMBER 31, 2011, THREE MONTHS ENDED MARCH 31, 2012 AND THE PERIOD FROM FEBRUARY 1, 2011 TO MARCH 31, 2011

NOTE 1 - BASIS OF PRESENTATION

On June 5, 2012 Halcón Resources Corporation (the “Company”), signed an agreement to acquire the operating interest in 20,628 net acres of oil and natural gas leaseholds prospective for the Woodbine formation in Leon and Madison Counties of east Texas from several unaffiliated private oil and gas companies, specifically CH4 Energy II, LLC, Petromax Leon, LLC, and Petro Texas LLC (the “initial Sellers”). Subsequently, agreements were signed with other interest owners, including U.S. KingKing, LLC and Calbri Energy Inc., representing a majority of the additional interest owners (the “additional Sellers”). The total interests acquired from the initial and additional sellers are collectively referred to as the “East Texas Assets”. The purchase consideration for the East Texas Assets involves approximately $300 million in cash and the issuance of approximately 20.7 million shares of the Company’s stock, subject to normal closing adjustments, with an effective date of April 1st, 2012, and an anticipated closing date in late July 2012, subject to the satisfactory completion of due diligence and title reviews by the Company. The accompanying statements of revenues and direct operating expenses relate to the operations of the oil and gas properties acquired by the Company.

The statements of revenues and direct operating expenses associated with the East Texas Assets were derived from the Petromax Operating Co., Inc. (the “Operator”) accounting records. The East Texas Assets started production in February 2011. During the periods presented, the East Texas Assets were not accounted for or operated as a consolidated entity or as a separate division by any of the Sellers. Revenues and direct operating expenses for the East Texas Assets included in the accompanying statements represent the net collective working and revenue interests to be acquired by the Company. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which will be acquired and do not represent all of the oil and natural gas operations of the Sellers. Direct operating expenses include lease operating expenses and production and other related taxes. General and administrative expenses, depreciation, depletion and amortization (“DD&A”) of oil and gas properties and federal and state taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the East Texas Assets been operated as a stand-alone entity. The Operator accounted for the East Texas Assets under a method principally used for income tax reporting purposes while the Company uses the Full Cost method. Accordingly, exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the East Texas Assets and are not practicable to prepare in these circumstances. The statements of revenues and direct operating expenses presented are not indicative of the financial condition or results of operations of the East Texas Assets on a go forward basis due to changes in the business and the omission of various operating expenses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition: Revenues are recognized for oil and natural gas sales under the sales method of accounting. Under this method, revenues are recognized on production as it is taken and delivered to its purchasers. The volumes sold may be more or less than the volumes entitled to, based on the owner’s net interest

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION FOR THE PERIOD FROM FEBRUARY 1, 2011 TO DECEMBER 31, 2011, THREE MONTHS ENDED MARCH 31, 2012 AND THE PERIOD FROM FEBRUARY 1, 2011 TO MARCH 31, 2011

in the East Texas Assets. These differences result from production imbalances, which are not significant, and are reflected as adjustments to proved reserves and future cash flows in the unaudited supplementary oil and gas information included herein.

NOTE 3 - SUPPLEMENTARY OIL AND GAS INFORMATION - (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following are estimates of the net proved oil and natural gas reserves of the East Texas Assets which are located entirely within the United States of America. Reserve volumes and values were determined by the Company’s internal reserve engineers under definitions and guidelines of the U.S. Securities and Exchange Commission (“SEC”) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities-Oil and Gas. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise that those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed and undeveloped reserves in barrels (“Bbls”), thousand cubic feet (“Mcf”) and barrels of oil equivalent (“BOE”) in which six Mcf of natural gas equals one Bbl of oil were as follows:

	Crude Oil (Bbls)	Natural Gas (Mcf)	NGLs (Bbls)	Total (BOE)
Proved reserves at December 31, 2010	—	—	—	—
Production	(176,009)	(43,384)	(8,342)	(191,582)
Extensions and discoveries	10,342,009	6,367,484	1,130,342	12,533,599

Proved reserves at December 31, 2011	10,166,000	6,324,100	1,122,000	12,342,017

Proved developed reserves December 31, 2011	1,582,200	830,500	134,900	1,855,517

Proved undeveloped reserves December 31, 2011	8,583,800	5,493,600	987,100	10,486,500

Discounted Future Net Cash Flows

A summary of the discounted future net cash flows related to proved crude oil and natural gas reserves is shown below. Future net cash flows calculated at December 31, 2011 are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month prior period.

The discounted future net cash flows related to proved oil and gas reserves as of December 31, 2011 are as follows (in thousands):

Future cash inflows	$1,025,394
Less related future
Production costs	159,184
Development and abandonment costs	148,011

Future net cash flows	718,199
Ten percent annual discount for estimated timing of cash flows	378,625

Discounted future net cash flows	$339,574

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE EAST TEXAS ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION FOR THE PERIOD FROM FEBRUARY 1, 2011 TO DECEMBER 31, 2011, THREE MONTHS ENDED MARCH 31, 2012 AND THE PERIOD FROM FEBRUARY 1, 2011 TO MARCH 31, 2011

NOTE 3 - SUPPLEMENTARY OIL AND GAS INFORMATION - (UNAUDITED) (Continued)

Changes in Discounted Future Net Cash Flows

A summary of the changes in the discounted future net cash flows applicable to proved crude oil and natural gas reserves for the period ended December 31, 2011 are as follows (in thousands):

Beginning of period	$—
Additions to proved reserves resulting from extensions, discoveries and improved recovery, less related costs	355,044
Sales, net of production costs	(15,470)

Net change	339,574

End of period	$339,574